Exhibit 10.1

FORBEARANCE AND AMENDMENT AGREEMENT

FORBEARANCE AND AMENDMENT AGREEMENT, dated as of April 30, 2001, to the CREDIT AGREEMENT, dated as of July 30, 1999 (as amended from time to time, the "Credit Agreement"), by and among (a) HUNGRY MINDS, INC. (formerly known as "IDG Books Worldwide, Inc."), a Delaware corporation (hereinafter, together with its successors in title and assigns, the "Borrower"), (b) the several financial institutions party to the Credit Agreement as Lenders thereunder, (c) FLEET NATIONAL BANK (formerly known as "BankBoston, N.A."), as Issuing Lender under the Credit Agreement, (d) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent for the Lenders and the Agents, (e) BANK ONE (formerly known as "The First National Bank of Chicago"), as Documentation Agent for the Lenders and the Agents, and (f) FLEET NATIONAL BANK, as Administrative Agent for the Lenders, the Issuing Lender and the Agents under the Credit Agreement.

The Borrower and Majority Lenders have agreed to amend certain of the provisions contained in the Credit Agreement and in certain other Loan Documents, and Majority Lenders have also agreed to forbear the exercise of rights and remedies under the Credit Agreement and in relation to the Collateral, all as set forth in this Forbearance and Amendment Agreement ("this Agreement").

Accordingly, the parties hereto hereby agree as follows:

ARTICLE I. DEFINITIONS

SECTION 1.1.  Definitions in Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement (as from time to time amended prior to the date hereof and as also amended hereby) are used herein as therein defined.

ARTICLE II. AMENDMENTS AND CONSENTS

Effective on and as of and from and after April 30, 2001, but subject always, in any event, to the provisions of Article V hereof:

SECTION 2.1.  Amendment of Defined Terms; etc. Section 1.1 of the Credit Agreement is amended and modified as follows:

(a) Certain Defined Terms. The following defined terms contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

"Ancillary Documents" means, collectively, the Governing Documents of each of the Borrower and its Subsidiaries, the Sub Debt Documents, the IDG Ancillary Documents, the MacMillan Purchase Agreement, the other Related Agreements, and all other Instruments that shall from time to time be identified by the Borrower and the Administrative Agent in writing as "Ancillary Documents" for purposes of this Agreement and the other Loan Documents.

"Applicable Commitment Fee Percentage" means (a) for all periods ending on or prior to February 12, 2001, a percentage, per annum, determined in accordance with the definition of the term "Applicable Commitment Fee Percentage" in effect hereunder from time to time on or prior to February 12, 2001, and (b) at all times from and after February 13, 2001, 0.50% (i.e., fifty basis points).

"Applicable Margin" means:

(a) for all periods ending on or prior to February 12, 2001, a percentage, per annum, determined in accordance with the definition of the term "Applicable Margin" in effect hereunder from time to time on or prior to February 12, 2001;

(b) at all times from and after February 13, 2001, the Applicable Margin for each Base Rate Loan shall be 2-1/4% (i.e., 225 basis points); and

(c) at all times from and after February 13, 2001, the Applicable Margin for each Eurodollar Loan shall be 3-1/2% (i.e., 350 basis points).

"Change of Control" means any event or series of related events (including the Sale or issuance (or series of Sales or issuances) of Equity Interests of the Borrower by the Borrower or by any holder or holders thereof, or any merger, consolidation, recapitalization, reorganization or other transaction or arrangement) as a result of which: (a) the Parent Affiliated Companies shall together at any time cease to own and control, legally and beneficially, with full power to vote, more than 66-2/3% of the Voting Interests of the Borrower outstanding from time to time; or (b) a majority of the members of the board of directors of the Borrower shall at any time not be Persons who were serving in such capacity on April 30, 2001 ("incumbent directors") or who were elected, or nominated for election, as directors of the Borrower by the Board of Directors of the Borrower, provided that a majority of the directors in office at the time of such election or nomination consisted of incumbent directors.

"Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Forbearance Agreement, the IDG Commitment Agreement, the IDG Subordination Agreement, the other Forbearance Documents, the Collateral Documents and all other agreements, Instruments, certificates or other documents (a) evidencing or securing all or any part of any of the Obligations or other liabilities of the Borrower or of any of its Subsidiaries under this Agreement, the Notes, the Forbearance Documents, the Collateral Documents or any of the other Loan Documents, or (b) otherwise executed and/or delivered by the Borrower or by any of its Subsidiaries pursuant to or in connection with this Agreement, the Notes, the Forbearance Documents, any of the Collateral Documents or any of the other Loan Documents.

"Maturity Date" means the earliest to occur of any of the following:

(a) the Final Maturity Date (i.e., November 2, 2001);

(b) the termination of Forbearance in connection with and as a result of the occurrence of any Termination Event;

(c) the consummation of the Sale of the Borrower or of any of its Subsidiaries (whether by way of merger, Sale of assets, issue or Sale of Capital Stock, or otherwise); or

(d) any Change of Control.

(b) Interest Payment Date; etc. The definition of the term "Interest Payment Date" is hereby amended (i) by deleting clause (a) thereof in its entirety, and (ii) by inserting in place thereof the following new clause (a): "(a) with respect to each Base Rate Loan and with respect to all other amounts (whether of principal, interest or otherwise) on which interest shall be paid at the rate provided by Section 11(c) hereof, the last Business Day of each calendar month and also the Maturity Date, and". The definition of the term "Interest Period" is hereby amended (A) by deleting the phrase "one, two, three or six months" appearing in the third line of such definition and in the fourth line of clause (b) of such definition, and (B) by inserting in place thereof the phrase "one month":

(c) Net Cash Proceeds. The definition of the term "Net Cash Proceeds" is hereby amended as follows: (i) by inserting, immediately after the phrase "in connection with" appearing in the first line of such definition, the phrase "any Sale of the Borrower or of any of its Subsidiaries or in connection with"; and (ii) deleting the phrase "such Asset Sale or Recovery Event" wherever it appears in such definition, and inserting in place thereof the phrase "such Sale, Asset Sale or Recovery Event".

(d) Permitted Acquisitions and Permitted Investments. The definition of the term "Permitted Acquisition Conditions" is hereby amended by inserting, immediately after paragraph (d) of such definition, the following new paragraph (e):

(e) Such Acquisition shall be in the Amount of less than $100,000.

The definition of the term "Permitted Investments" is hereby amended (i) by deleting the Dollar amount "$10,000,000" appearing in clause (h) of such definition, and by inserting in place thereof the Dollar amount "$100,000," and (ii) by deleting the words "Effective Date" appearing in clause (h) of such definition, and by inserting in place thereof the words "Forbearance Effective Date".

(e) Amendment of Certain Schedules. Schedule 1.1 and Schedule 2.1 attached to the Credit Agreement are hereby amended and restated in their entirety and replaced with new Schedules in the form of the Schedules annexed to this Agreement (i.e., the Forbearance Agreement) as Schedule 1.1 and Schedule 2.1, respectively. From and after the Forbearance Effective Date, all references in the Credit Agreement or in any of the other Loan Documents to Schedule 1.1 or Schedule 2.1 shall mean and be deemed to be references to Schedule 1.1 or (as the case may be) Schedule 2.1 to this Agreement.

(f) Agents. Each reference in the Credit Agreement or in any of the other Loan Documents:

(i) to "BankBoston" or "BankBoston, N.A." shall mean and be deemed to be a reference to Fleet National Bank, which was formerly known as "BankBoston, N.A."; and

(ii) to "The First National Bank of Chicago" shall mean and be deemed to be a reference to Bank One, which was formerly known as "The First National Bank of Chicago".

SECTION 2.2.  New Defined Terms. Section 1.1 of the Credit Agreement is hereby further amended by adding thereto each of the following new defined terms:

"Disclosure Schedule" has the meaning specified for that term in Section 6.1 hereof.

"Final Maturity Date" means November 2, 2001.

"Forbearance" means forbearance granted to the Borrower by Majority Lenders upon the terms and subject to the conditions contained in the Forbearance Agreement.

"Forbearance Agreement" means the Forbearance and Amendment Agreement, dated as of April 30, 2001, executed and delivered by the Borrower, Majority Lenders and the Administrative Agent. Upon the terms and subject to the conditions contained in the Forbearance Agreement, the Borrower and Majority Lenders have agreed to amend this Agreement, and Majority Lenders have also agreed to forbear the exercise of rights and remedies under the Credit Agreement and in relation to the Collateral.

"Forbearance Closing Date" means the later to occur of (a) the date on which the Administrative Agent shall receive from the Borrower signed originals of the Forbearance Closing Certificate, properly completed and duly executed and delivered by or on behalf of the Borrower, or (b) the date by which all of the conditions precedent set forth in Article V of the Forbearance Agreement shall have been satisfied in all material respects.

"Forbearance Documents" means, collectively, the Forbearance Agreement, the IDG Commitment Agreement, the IDG Subordination Agreement, the Guarantor Consent Agreement, the Forbearance Closing Certificate and each of the other Instruments executed and delivered pursuant to or in connection with the Forbearance Agreement.

"Forbearance Effective Date" means April 30, 2001, the effective date of the Forbearance Agreement (subject, always, to the provisions of Article V thereof).

"Forbearance Period" means the forbearance period under the Forbearance Agreement which shall:

(a) begin on the Forbearance Closing Date; and

(b) end upon the Maturity Date.

"Forbearance Transaction Documents" means and includes, collectively, (a) the Forbearance Documents, and (b) the IDG Sub Debt Documents.

"Forbearance Transactions" means, collectively, (a) the transactions contemplated by and to be completed pursuant to the Forbearance Agreement, and (b) the IDG Sub Debt Financing.

"Greenfields" means Greenfields Acquisitions, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

"Guarantor Consent Agreement" means the Guarantor Consent Agreement, in or substantially in the form of Exhibit A to the Forbearance Agreement, to be executed and delivered by each of the Subsidiary Guarantors and the Administrative Agent on or prior to the Forbearance Closing Date.

"IDG Ancillary Documents" means, collectively, the agreements, Instruments and other documents identified in Schedule 6.4 attached to the Forbearance Agreement.

"IDG Commitment Agreement" means the IDG Commitment Agreement, in or substantially in the form of Exhibit C to the Forbearance Agreement, to be executed and delivered by the Parent Company and the Administrative Agent on or prior to the Forbearance Closing Date.

"IDG Sub Debt" means, collectively, all Permitted Subordinated Debt of the Borrower under or in respect of (a) the IDG Sub Debt Documents, and (b) any and all loans or other extensions of credit from time to time made or to be made to the Borrower by the Parent Company and its Subsidiaries under or pursuant to the IDG Sub Debt Documents.

"IDG Sub Debt Documents" means, collectively, the IDG Sub Loan Agreement and the IDG Sub Notes.

"IDG Sub Debt Financing" means the Permitted Subordinated Debt financing to be obtained by the Borrower from the Parent Company and its Subsidiaries from time to time by way of subordinated loans made or to be made by the Parent Company and its Subsidiaries to the Borrower upon the terms and subject to the conditions contained in the IDG Sub Loan Agreement and the IDG Sub Notes.

"IDG Sub Loan Agreement" has the meaning specified in the definition of the term "IDG Sub Notes".

"IDG Sub Notes" means, collectively, the Subordinated Promissory Notes of the Borrower, in the aggregate original face amount of $9,500,000, to be issued by the Borrower to the Parent Company from time to time upon the terms and subject to the conditions contained in the Subordinated Loan Agreement to be executed and delivered on or prior to the Forbearance Closing Date by the Parent Company (as lender) and the Borrower (such agreement, together with the schedules and exhibits thereto, each as amended from time to time, being herein called the "IDG Sub Loan Agreement").

"IDG Subordination Agreement" means the IDG Subordination Agreement, in or substantially in the form of Exhibit B to the Forbearance Agreement, to be executed and delivered by each of the Parent Company, the Borrower and the Administrative Agent on or prior to the Forbearance Closing Date.

"Morgan Stanley" means Morgan Stanley & Co. Incorporated, the investment banking firm engaged by the Borrower to provide advice and assistance to the Borrower in connection with the proposed Sale of all or a substantial part of the Borrower.

"Morgan Stanley Engagement Letter" means the letter of agreement, dated April 18, 2001, between Morgan Stanley and the Borrower.

"Permitted Subordinated Debt" means, collectively, any Indebtedness of the Borrower; provided, however, that: (a) none of the Subsidiaries of the Borrower shall at any time have any Guaranty Obligations under or with respect to any of such Indebtedness; (b) no part of such Indebtedness shall be secured by any security interests in or Liens on any Property (including any Equity Interests) of the Borrower or of any of its Subsidiaries; (c) no portion of the principal of such Indebtedness shall mature or shall be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the Sub Debt Maturity Date; (d) no part of the interest accruing on or with respect to all or any part of such Indebtedness shall become due and payable, in whole or in part, on or prior to the Sub Debt Maturity Date; (e) all of such Indebtedness shall be subordinated, and made junior in right of payment, to the prior payment in full of all of the Obligations of the Borrower and the other Credit Parties under this Agreement, the Notes, the Forbearance Agreement and the other Loan Documents on terms and conditions satisfactory to Majority Lenders and the Administrative Agent, as evidenced by their prior written approval thereof; and (f) all of the other terms and conditions of such Indebtedness shall be reasonably satisfactory to Majority Lenders and the Administrative Agent, as evidenced by their prior written approval thereof.

"Specified Breach" has the meaning specified for that term in Section 3.1(a).

"Specified Events of Default" means, collectively, any of the Events of Default under Section 9.1.2 of this Agreement that have occurred or that will occur as a consequence of the breach by the Borrower of any of the financial covenants of the Borrower set forth in Section 8.4(a), Section 8.4(b) or Section 8.4(c) of the Credit Agreement as of the last day of each of the Fiscal Quarters of the Borrower's 2001 Fiscal Year.

"Sub Debt Financing Proceeds" means, collectively, the aggregate amount of all of the cash proceeds actually received from time to time by the Borrower from the Parent Company and its Subsidiaries, for the sole and exclusive account of the Borrower, from subordinated loans made or to be made by the Parent Company or by any of its Subsidiaries to the Borrower from time to time upon and in connection with the completion of the IDG Sub Debt Financing.

"Sub Debt Maturity Date" means the earliest to occur of any of the following:

(a)  the Final Maturity Date (i.e., November 2, 2001);

(b)  the consummation of the Sale of the Borrower (whether by way of merger, Sale of assets, issue or Sale of Capital Stock, or otherwise); or

(c)  payment in full and in cash of all of the Senior Debt (as that term is defined in the IDG Subordination Agreement).

"Termination Event" has the meaning specified for that term in Section 4.1.

"Termination Notice" has the meaning specified for that term in Section 4.3.

"Transaction Closing Certificate" means the officer's certificate, in or substantially in the form of Exhibit D to the Forbearance Agreement, to be properly completed and duly executed and delivered to the Administrative Agent by or on behalf of the Borrower upon or promptly after satisfaction of all of the conditions precedent set forth in Article V of the Forbearance Agreement.

SECTION 2.3.  Termination of Aggregate Revolving Commitment; etc. From and after the Forbearance Effective Date, the Revolving Commitment of each Lender, the Aggregate Revolving Commitment and the Letter of Credit Commitment shall be, and shall, for all purposes of the Credit Agreement and the other Loan Documents, be deemed to be, permanently terminated in full.

SECTION 2.4.  Mandatory Principal Prepayments; etc.

(a) Section 2.7(a) of the Credit Agreement is hereby amended: (i) by deleting in its entirety each of clauses (i), (ii) and (iii) of such Section 2.7(a); and (ii) by inserting in place thereof the following:

(a) On and as of the Forbearance Effective Date, the aggregate outstanding principal amount of all of the Terms Loans and the aggregate outstanding principal amount of all of the Revolving Loans owed by the Borrower to each of the Lenders are as set forth opposite the name of each such Lender on Schedule 2.1 to the Forbearance Agreement.

(b) Section 2.7(b) of the Credit Agreement is hereby amended: (i) by deleting in its entirety clause (i) of such Section 2.7(b); (ii) by inserting in place thereof the following new clause (i); and (iii) by deleting in its entirety clause (iii) of such Section 2.7(b):

(i) If, and on each occasion that, (A) the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Sale of the Borrower or of any of its Subsidiaries or from any Asset Sale or Recovery Event, and (B) the aggregate amount of the Net Cash Proceeds so received shall exceed $10,000, then an amount equal to 100% of all of such Net Cash Proceeds in excess of $10,000 so received from such Sale, Asset Sale or Recovery Event shall be applied, immediately upon receipt, to prepay principal of the outstanding Term Loans and (if applicable) Revolving Loans as hereinafter provided in Section 2.7(i).

(c) Section 2.7(c) of the Credit Agreement is hereby amended (i) by deleting in its entirety the proviso appearing in such Section 2.7(c), (ii) by deleting the phrase "Incremental Loans as hereinafter provided;" appearing in the fourth and fifth lines of such Section 2.7(c), and (iii) by inserting in place of such phrase the new phrase "Revolving Loans as hereinafter provided in Section 2.7(i)".

(d) Section 2.7 of the Credit Agreement is hereby further amended (i) by deleting in its entirety paragraph (d) of Section 2.7 of the Credit Agreement, and (ii) by inserting in place thereof the following new paragraph (d) of Section 2.7:

(d) If the Borrower or any of its Subsidiaries shall at any time receive Net Issuance Proceeds from the issuance or Sale of any Equity Interests of the Borrower, then, immediately upon receipt by the Borrower or by any of its Subsidiaries of such Net Issuance Proceeds, an amount equal to 100% of such Net Issuance Proceeds shall be applied as a mandatory prepayment of principal of the outstanding Term Loans and (if applicable) Revolving Loans as hereinafter provided in Section 2.7(i).

(e) Section 2.7(e) of the Credit Agreement is hereby amended (i) by deleting the phrase "Incremental Loans as hereinafter provided." appearing in the last line of such Section 2.7(e), and (ii) by inserting in place thereof the new phrase "Revolving Loans as hereinafter provided in Section 2.7(i)." Anything in Section 2.7(e) of the Credit Agreement express or implied to the contrary notwithstanding, as provided by Section 2.7 of this Agreement (i.e., this Forbearance Agreement) and as contemplated by Section 7.2 hereof, the Borrower shall be entitled to use all Sub Debt Financing Proceeds in the manner provided by and in compliance with Section 7.2 of this Agreement.

(f) Paragraph (i) of Section 2.7 of the Credit Agreement is hereby amended (i) by deleting such paragraph (i) in its entirety, and (ii) by inserting in place thereof the following new paragraph (i) of Section 2.7:

(i) Each prepayment of principal of the outstanding Term Loans and (if applicable, as hereinafter provided) Revolving Loans required pursuant to Section 2.7(b), 2.7(c), 2.7(d) or 2.7(e) shall be applied as follows: (A) first, to principal of the Term Loans until the unpaid principal of all of the Term Loans shall have been paid in full; and (B) then, to principal of the Revolving Loans until the unpaid principal of all of the Revolving Loans shall have been paid in full.

SECTION 2.5.  Interest.

(a) Clause (D) of Section 2.3(a) of the Credit Agreement is hereby amended (i) by deleting the phrase "three (3) months' duration" appearing in the fourth line of such clause (D), and (ii) by inserting in place thereof the phrase "one (1) month's duration".

(b) Section 2.11 of the Credit Agreement is hereby amended (i) by deleting in its entirety paragraph (c) of such Section 2.11, and (ii) by inserting in place thereof the following new paragraph (c):

(c) So long as any one or more of the Termination Events shall be continuing, the Borrower shall pay interest on the last day of each calendar month, and also on the Maturity Date, (after as well as before judgment) (i) on the entire unpaid principal amount of all of the outstanding Loans, and (ii) on all other unpaid amounts (including interest) from time to time overdue, at a rate per annum equal to the Alternate Base Rate plus 4-1/4% (i.e., 425 basis points).

SECTION 2.6.  Negative Covenants.

(a) Clause (g) of Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the Dollar amount "$15,000,000" appearing in such clause (g), and inserting in place thereof the Dollar amount "$2,000,000", and (ii) deleting the Dollar amount "$25,000,000" appearing in such clause (g), and inserting in place thereof the Dollar amount "$2,000,000".

(b) Clause (h) of Section 8.2 of the Credit Agreement is hereby amended (i) by deleting such clause (h) in its entirety, and (ii) by inserting in place thereof the following new clause (h) of Section 8.2:

(h) IDG Sub Debt of the Borrower; provided, however, that, the aggregate amount of all of such IDG Sub Debt of the Borrower incurred pursuant to this clause (h) shall not at any time exceed $9,500,000.

Anything in Section 8.2 of the Credit Agreement express or implied to the contrary, the Borrower's Canadian Subsidiary shall be permitted to obtain from third parties a C$1,000,000 credit facility to replace a credit facility previously available to that Canadian Subsidiary; provided, however, that (A) the Indebtedness of such Canadian Subsidiary may be guaranteed by the Borrower, but not by any other Subsidiaries of the Borrower; and (B) the Indebtedness of such Canadian Subsidiary may be secured by Liens on Property owned by such Canadian Subsidiary, but not by any Liens on any Property (including Capital Stock or other Equity Interests) owned by the Borrower or by any of its other Subsidiaries.

(c) Clause (e) of Section 8.5 of the Credit Agreement is hereby amended by (i) deleting the Dollar amount "$20,000,000" appearing in such clause (e), and inserting in place thereof the Dollar amount "$100,000", and (ii) deleting the Dollar amount "$40,000,000" appearing in such clause (e), and inserting in place thereof the Dollar amount "$100,000".

(d) Clause (e) of Section 8.6 of the Credit Agreement is hereby amended as follows: (i) by inserting immediately prior to the word "Acquisitions" appearing in the first line of such clause (e) the phrase "from and after April 1, 2001," ; (ii) by deleting the Dollar amount "$10,000,000" appearing in such clause (e), and inserting in place thereof the Dollar amount "$100,000"; and (iii) by deleting the Dollar amount "$20,000,000" appearing in such clause (e), and inserting in place thereof the Dollar amount "$100,000". Section 8.6 of the Credit Agreement is hereby further amended by adding the following two new provisos to clause (b) and clause (c) of Section 8.6:

; provided, however, that from and after April 1, 2001, the Borrower and the Subsidiary Guarantors shall not make any Investments (including any loans or advances) in any Subsidiaries of the Borrower that are not Subsidiary Guarantors in an aggregate amount (determined for all of such Subsidiaries that are not Subsidiary Guarantors) that shall at any time exceed $200,000; and, provided, further, that, for purposes of making the calculations required by the foregoing proviso, there shall be excluded (i) all Permitted Investments, and (ii) the Investments referred to and described in Section 2.6(b) of the Forbearance Agreement.

(e) Clause (b) and clause (c) of Section 8.7 of the Credit Agreement are hereby amended as follows: (i) by deleting the Dollar amount "$5,000,000" appearing in each of such clauses; (ii) by inserting in place thereof the Dollar amount "$100,000"; (iii) by inserting immediately prior to the words "Restricted Payments" appearing in the first line of such clause (b) and immediately prior to the word "payments" appearing in the first line of such clause (c) the phrase "from and after April 1, 2001,"; and (iv) by deleting the phrase "in any Fiscal Year" where it appears in the proviso of such clause (b) and in the proviso of such clause (c), and by inserting in place thereof in such clause (b) and also in such clause (c) the phrase "from and after April 1, 2001".

(f) Section 8.10 of the Credit Agreement is hereby amended: (i) by deleting the proviso appearing in paragraph (b) of such Section 8.10, and by inserting in place thereof the following new proviso: "; provided, however, that the aggregate principal amount of all of such loans and advances from time to time made from and after April 1, 2001 shall not exceed $100,000 at any time", and (ii) by deleting paragraph (c) of such Section 8.10 in its entirety, and by inserting in place thereof the following new paragraph (c) of such Section 8.10:

(c) the IDG Ancillary Documents; provided, however, that the making of any payments of any kind under or with respect to any of the IDG Ancillary Documents shall, at the time of each such payment, be permitted by the terms and provisions of the IDG Subordination Agreement applicable to such IDG Ancillary Document;

(g) Article VIII of the Credit Agreement is hereby further amended by inserting the following new Section 8.15 and new Section 8.16 immediately after Section 8.14 of the Credit Agreement:

8.15.  Limitations on Optional Payments; etc.  (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any IDG Sub Debt or any other Subordinated Debt (as defined in the IDG Subordination Agreement) or any other Indebtedness governed or otherwise evidenced by any of the Ancillary Documents, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance; (b) terminate, cancel, rescind, reduce or release, or consent or agree to any termination, cancellation, rescission, reduction or release of, (i) any of the commitments, obligations, liabilities or duties of the Parent Company or of any of its Subsidiaries to the Borrower under or with respect to any of the IDG Sub Debt Documents or IDG Ancillary Documents, or (ii) any of the rights or licenses (including, without limitation, trademark licenses) granted by the Parent Company or by any of its Subsidiaries to the Borrower or to any of its Subsidiaries under any of the IDG Ancillary Documents; (c) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms governing any IDG Sub Debt or any other Permitted Subordinated Debt or any other Indebtedness governed or otherwise evidenced by any of the Ancillary Documents (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax or eliminate any covenant or other restriction applicable to the Borrower or any of its Subsidiaries, and (ii) does not involve the payment of a consent fee); or (d) designate any Indebtedness (other than the Obligations) as "senior indebtedness" or "senior debt" for the purposes of any Instrument or Instruments governing or otherwise evidencing any IDG Sub Debt or any other Subordinated Debt (as defined in the IDG Subordination Agreement).

8.16.  Modification of other Ancillary Documents; etc.

Consent to or enter into or permit any amendment, supplement or other modification of any of the Governing Documents of the Borrower or of any of its Subsidiaries or any of the other IDG Ancillary Documents or other Ancillary Documents. The covenant of the Borrower in Section 8.15 is separate from and in addition to (i) the covenant in this Section 8.16, and (ii) the covenants contained in the other Loan Documents.

(h) Paragraph (c) of Section 2.1 of the Security Agreement is hereby amended by deleting the phrase "or by the terms of any Instrument to which such Grantor is a party or by which such Grantor or any of its Property is bound" appearing in the first sentence of such paragraph (c).

(i) Section 8.2 of the Security Agreement is hereby amended (i) by deleting the third sentence of such Section 8.2 in its entirety, and (ii) by inserting in place thereof the following new sentence:

Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than five (5) days' prior written notice to the relevant Grantor specifying the time after which such disposition is to be made.

SECTION 2.7.  Consents and Approvals. In reliance on the agreements, representations, warranties and covenants of the Borrower contained in this Agreement, but subject always to the satisfaction of the conditions precedent contained in Article V of this Agreement, the Lenders that are parties to this Agreement (which Lenders constitute Majority Lenders) and the Administrative Agent hereby grant to the Borrower all such consents, approvals and waivers as are required under the Credit Agreement and the other Loan Documents for each of the following:

(a) the IDG Sub Debt Documents, and the execution, delivery and performance by the Borrower of the IDG Sub Debt Documents;

(b) the implementation and completion of the financing transactions contemplated by the IDG Sub Debt Documents, each as in effect on and as of the Forbearance Closing Date; and

(c) the application by the Borrower of the Sub Debt Financing Proceeds in the manner contemplated and permitted by Section 7.2 hereof.

Upon satisfaction of all of the conditions precedent contained in Article V of this Agreement, all of the consents and approvals of Majority Lenders and the Administrative Agent set forth in this Section 2.7 shall be deemed effective immediately prior to execution and delivery of the IDG Sub Debt Documents.

SECTION 2.8.  Security Agreement Collateral; etc.

(a) The Borrower acknowledges that all of the rights, title and interests of the Borrower now existing or from time to time hereafter created or arising under or in respect of (i) the IDG Sub Loan Agreement, the IDG Commitment Agreement and all of the other Subordinated Debt Documents (as defined in the IDG Subordination Agreement), and (ii) all proceeds of any and all of the foregoing, shall at all times (A) continue to be subject to the grant by the Borrower to the Administrative Agent, for the benefit of the Lenders and the Agents, of security interests and Liens pursuant to the Security Agreement, and (B) continue to constitute Collateral.

(b) The Borrower hereby acknowledges and agrees that the IDG Loan Commitments (as defined in the IDG Commitment Agreement) may be enforced by the Administrative Agent in accordance with the terms thereof, as often as the occasion therefor may arise, and without any requirement (i) on the part of the Administrative Agent first to exercise any rights or remedies against the Borrower or any other Person under the Credit Agreement or any of the other Loan Documents or to exhaust any remedies available to the Administrative Agent or any of the other Lenders or Agents against the Borrower or any other Person under the Credit Agreement or any of the other Loan Documents or (ii) on the part of the Borrower or the Administrative Agent or any of the other Lenders or Agents to pursue any other source of working capital or any other financing arrangements for the Borrower.

(c) None of the obligations of the Parent Company to the Administrative Agent and the other Lenders and Agents under the IDG Commitment Agreement, including the IDG Loan Commitments thereunder of the Parent Company, may be waived, amended, released, reduced, terminated or otherwise altered by the Borrower; and the Administrative Agent may enforce the IDG Loan Commitments and such other obligations of the Parent Company directly, without any requirement that the Borrower participate in any way in, or give its consent to, any such enforcement action.

ARTICLE III.  EXTENSION OF FORBEARANCE

SECTION 3.1.  Forbearance.

(a) Forbearance.  The Lenders that are party to this Agreement (which Lenders constitute Majority Lenders) hereby agree with the Borrower (i) to forbear, during (but not after) the Forbearance Period, the exercise of any and all rights and remedies to which the Lenders are or may become entitled as a consequence of the occurrence of Specified Events of Default, and (ii) to waive, during (but not after) the Forbearance Period, any breach by the Borrower of any of the financial covenants of the Borrower set forth in Section 8.4(a), Section 8.4(b) or Section 8.4(c) of the Credit Agreement as of the last day of each of the Fiscal Quarters of the Borrower's 2001 Fiscal Year (any such breach being herein called a "Specified Breach"). From and after termination of the Forbearance Period, (A) the Lenders and Agents shall be entitled to exercise any and all rights and remedies available to the Lenders and Agents under the Credit Agreement and the other Loan Documents as a consequence of the occurrence and continuation of any Specified Events of Default that have occurred prior to, during or after the Forbearance Period or as a consequence of the occurrence and continuation of any Termination Events, and (B) the waivers of Specified Breaches set forth in the preceding sentence of this paragraph (a) shall, for all purposes of the Credit Agreement (including, without limitation, Section 9.1.2 thereof), be terminated and of no further force or effect whatsoever.

(b) No Waiver of Obligations.  Except as and to the limited extent otherwise expressly provided by paragraph (a) of this Section 3.1, nothing in this Agreement shall be construed as a waiver by any of the Lenders or Agents of any promises, covenants or Obligations of the Borrower or of any of the other Credit Parties under the Credit Agreement or any other Loan Documents or as a waiver by any of the Lenders or Agents of any other Defaults or Events of Default. Anything in Section 3.1(a) hereof express or implied to the contrary notwithstanding, the Administrative Agent and the Lenders reserve all of their rights to exercise or to enforce, at any time and from time to time during the Forbearance Period, any and all of the rights and remedies of the Lenders and Agents under the IDG Subordination Agreement.

(c) No Amendments.  Notwithstanding references in this Agreement (or in discussions and negotiations pertaining thereto) to the possible Sale of the Borrower or its Subsidiaries, the Borrower shall at all times remain bound by the terms of the negative covenants contained in Section 8.2, Section 8.5, Section 8.6, Section 8.7, Section 8.11 and other provisions of the Credit Agreement and the other Loan Documents which directly or indirectly prohibit such Sales or other corporate transactions. Nothing in this Agreement (or in any discussions and negotiations pertaining thereto) shall be construed as a consent or approval by the Lenders or the Agents for any Sale or other transaction that is subject to the limitations and restrictions contained in such Sections or other provisions of the Credit Agreement or other Loan Documents.

(d) Independent Covenants.  All of the covenants contained in Article VII of this Agreement, and all of the other covenants in this Agreement, (i) are independent of and in addition to the covenants in the Credit Agreement, the IDG Subordination Agreement and the other Loan Documents, and (ii) shall remain in full force and effect until all of the Obligations shall have been paid in full. If any of the covenants or other terms of this Agreement conflict in any respect with any of the covenants or other terms of the Credit Agreement or any of the other Loan Documents, the covenants and other terms of this Agreement shall be controlling.

(e) Binding Effect; Limitations.  Subject, always, in any event to the provisions of the Article V hereof, the Forbearance and waiver set forth in paragraph (a) of this Section 3.1 shall, upon execution and delivery of this Agreement by Lenders constituting Majority Lenders, be binding upon each of the Lenders and the Agents, all as provided by Section 11.1(a) of the Credit Agreement. The Forbearance set forth in paragraph (a) of this Section 3.1 shall only be applicable and shall only be effective upon the terms and subject to the conditions set forth herein in relation to the Specified Events of Default and the Specified Breaches. Forbearance hereunder shall not operate as a waiver of or consent to non-compliance by the Borrower or by any of the other Credit Parties with any Sections or provisions of the Credit Agreement or of any of the other Loan Documents, or as a waiver of any rights, remedies, powers or privileges of the Lenders or the Agents under the Credit Agreement or any of the other Loan Documents, or as a waiver of or consent to any Defaults or Events of Default under the Credit Agreement or any of the other Loan Documents except, in any case, as and to the limited extent otherwise expressly provided by paragraph (a) of this section 3.1.

SECTION 3.2.  Ratification of Obligations by the Borrower; etc.  All of the Obligations of the Borrower to the Lenders and the Agents under the Credit Agreement, the Notes and the other Loan Documents are, by the execution and delivery by the Borrower of this Agreement, ratified and confirmed by the Borrower in all respects.

ARTICLE IV.  TERMINATION EVENTS

SECTION 4.1  Termination Events.  The term "Termination Event" means any of the following events set forth in this Section 4.1 occurring, arising or existing at any time on or after the Forbearance Effective Date:

(a) Non-Payment of Obligations. The Borrower shall default (i) in the payment or prepayment when due under the Credit Agreement (as amended by this Agreement) of any principal of any Obligations, or (ii) in the payment or prepayment when due under the Credit Agreement (as amended by this Agreement), or (as the case may be) under this Agreement, including Section 7.1 hereof, of interest or any other sums (other than principal), and such default shall continue unremedied for more than two (2) Business Days.

(b) Non-Performance of Certain Covenants. There shall be any default by the Borrower in the due performance or observance of the information covenants contained in Section 7.4 hereof, the affirmative covenants contained in Section 7.5 or in Section 7.6(a) hereof, or any of the other covenants (other than any of the Obligations or other covenants specified in paragraph (a) or paragraph (c) of this Section 4.1), and any of such defaults shall continue unremedied for more than five (5) Business Days after the Borrower shall have been given written notice of such default by any of the Lenders or the Agents.

(c) Financial Covenants; etc. There shall be any default by the Borrower in the due performance or observance of any of its covenants in Section 7.2, Section 7.3, Section 7.6(b) or Section 7.6(c) hereof.

(d) Non-Performance of IDG Covenants. There shall be any material default by the Parent Company in the due performance or observance of any of its agreements or covenants under the IDG Sub Loan Agreement, the IDG Commitment Agreement or the IDG Subordination Agreement, and any such default shall continue unremedied for more than two (2) Business Days after the Parent Company shall have been given written notice of such default by any of the Lenders or the Agents

(e) Breach of Representations. Any representation or warranty made by the Borrower or by the Parent Company under any of the Forbearance Documents shall be untrue or incorrect in any material respect when made or repeated.

(f) Events of Default. Any of the Events of Default under the Credit Agreement (other than any of the Specified Events of Default) shall at any time occur.

SECTION 4.2.  Action if Insolvency Proceeding; etc.  If any Event of Default described in Section 9.1.6, 9.1.7 or 9.1.10 of the Credit Agreement shall at any time occur, then the Forbearance Period and all Forbearance hereunder shall automatically and immediately terminate, and the outstanding principal amount of all of the Loans and other Credit Extensions and the outstanding amount of all of the other Obligations shall automatically become and be immediately due and payable, all without notice, demand, presentment or other action of any kind.

SECTION 4.3.  Action if Any Termination Event.

If any Termination Event shall occur for any reason, whether voluntary or involuntary, and shall be continuing, the Administrative Agent may, and upon the request of Majority Lenders, the Administrative Agent shall (subject, always, to Section 10.4 of the Credit Agreement), by giving written notice to the Borrower (a "Termination Notice"), declare (a) the Forbearance Period and all Forbearance hereunder to be terminated, whereupon the Forbearance Period and all Forbearance hereunder shall be immediately terminated, and (b) all or any portion of the outstanding principal of the Loans or any other Obligations to be immediately due and payable, whereupon all of the unpaid principal of such Loans, other Credit Extensions and other Obligations, or, as the case may be, such portion thereof, shall become and be immediately due and payable, in each case under clause (a) and clause (b), without any further notice, demand, presentment or other action of any kind.

SECTION 4.4.  Enforcement of Rights and Remedies.

Upon termination of the Forbearance Period and the termination of Forbearance hereunder pursuant to Section 4.2 or Section 4.3, the Administrative Agent may, and upon the request of Majority Lenders, the Administrative Agent shall (subject, always, to Section 10.4 of the Credit Agreement), shall proceed to exercise or enforce any or all of the rights and remedies of the Lenders and Agents under or in respect of the Loan Documents, the Collateral and Applicable Law, including, without limitation, any or all rights and remedies to which the Lenders and Agents are or may become entitled as a direct consequence of the continuation of the Specified Events of Default that occurred prior to, during or after the Forbearance Period or as a direct consequence of the occurrence of any of the Termination Events.

ARTICLE V. CONDITIONS PRECEDENT

Each of the amendments, consents and approvals set forth in Article II of this Agreement, and the Forbearance set forth in Article III of this Agreement, shall be effective and in full force and effect on and as of and from and after the Forbearance Effective Date; provided, however, that each of the following conditions precedent shall first be satisfied:

SECTION 5.1.  Execution and Delivery of this Agreement; etc. The Administrative Agent shall have received (a) counterparts of this Agreement duly executed and delivered by the Borrower and Majority Lenders, and (b) counterparts of the Guarantor Consent Agreement duly executed and delivered by each of the Subsidiary Guarantors. The Guarantor Consent Agreement shall be in or substantially in the form of Exhibit A attached hereto. The Administrative Agent shall also have received counterparts of each of (i) the IDG Commitment Agreement duly executed and delivered by the Parent Company, and (ii) the IDG Subordination Agreement duly executed and delivered by each of the Parent Company and the Borrower. The IDG Commitment Agreement shall be in or substantially in the form of Exhibit C attached hereto and shall be dated as of a date falling on or prior to the Forbearance Closing Date. The IDG Subordination Agreement shall be in or substantially in the form of Exhibit B attached hereto and shall be dated as of a date falling on or prior to the Forbearance Closing Date. The Administrative Agent shall have received from Greenfields all such agreements and Instruments, duly executed and delivered by Greenfields, as shall, in the judgment of the Administrative Agent, be required in order to make Greenfields a party to and bound by the Subsidiary Guaranty, the Security Agreement and the other Collateral Documents.

SECTION 5.2.  UCC Filings; etc.

(a) The Administrative Agent shall have received from each Credit Party executed copies of financing statements (Form UCC-1 and Form UCC-3) in appropriate form for filing under the Uniform Commercial Code of each jurisdiction as may be necessary to perfect, and to continue the perfection of, the security interests and Liens purported to be created by such Credit Party pursuant to the Collateral Documents.

(b) All such filings shall have been made in the U.S. Copyright Office and in such other places as shall, in the judgment of the Administrative Agent, be required to perfect the security interests and Liens created in favor of the Lenders and the Agents in all copyright and other Collateral.

SECTION 5.3.  Resolutions, etc. The Administrative Agent shall have received:

(a) from each of the Credit Parties, a certificate, dated as of a date reasonably near (but not after) the Forbearance Closing Date, of its Secretary or any Assistant Secretary as to: (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of, in each case, to the extent such Credit Party is a party thereto, this Agreement and each of the other Forbearance Documents; (ii) the incumbency and signatures of the Authorized Officers of each such Credit Party authorized to act with respect to (in each case, to the extent such Credit Party is a party thereto) this Agreement and each of the other Forbearance Documents (upon which certificate the Administrative Agent may conclusively rely until the Administrative Agent shall have received a further certificate of such Credit Party canceling or amending such prior certificate, which further certificate shall be satisfactory to the Administrative Agent); and (iii) each Governing Document of such Credit Party; and

(b) such other documents (certified as of a date reasonably near (but not after) the Forbearance Closing Date) as the Administrative Agent may request with respect to any matter relevant to this Agreement, the other Forbearance Documents or the transactions contemplated hereby or thereby. Each of such documents shall be in form and substance satisfactory to Majority Lenders and the Administrative Agent.

SECTION 5.4.  Certificates of Good Standing. The Administrative Agent shall have received a certificate signed by the Secretary of State of the State of organization of each Credit Party, dated as of a date reasonably near (but not after) the Forbearance Closing Date, stating that such Credit Party is an organization duly organized, validly existing and in good standing under the laws of such State.

SECTION 5.5.  Completion of Certain Forbearance Transactions.

(a) Each of the following conditions precedent shall have been satisfied with respect to the IDG Sub Debt Financing:

(i) by April 30, 2001, there shall have been delivered to the Administrative Agent and to each of the Lenders true, correct and complete copies of each of the IDG Sub Debt Documents, and all of the terms and conditions of each of the IDG Sub Debt Documents shall be satisfactory in form and substance to Majority Lenders and the Administrative Agent; and

(ii) by April 30, 2001, all material conditions precedent to the completion of the IDG Sub Debt Financing, as set forth in the IDG Sub Debt Documents, shall have been satisfied to the satisfaction of Majority Lenders and the Administrative Agent.

(c) The material terms and conditions of each IDG Sub Debt Document shall, on and as of the Forbearance Closing Date, be in all material respects the same as and consistent with the terms and conditions contained in the form of such IDG Sub Debt Document previously delivered to the Administrative Agent and the Lenders and shall continue to be in full force and effect on and as of the Forbearance Closing Date, and no material provision of any such IDG Sub Debt Document shall have been modified or waived in any respect, in each case, without the prior written consent of Majority Lenders and the Administrative Agent.

(d) On and as of the Forbearance Closing Date, no defaults or events of default shall exist or be continuing under any of the IDG Sub Debt Documents for any reason whatsoever, including, without limitation, as a result of the completion of any of the other Forbearance Transactions.

SECTION 5.6.  Financial Statements. The Borrower shall have furnished to the Administrative Agent and the Lenders (a) the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the period ending December 29, 2000, which shall have been prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments), and (b) the pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at the Forbearance Effective Date, such balance sheet to be prepared on a pro forma basis to reflect the consummation of each of the Forbearance Transactions completed or to be completed on or prior to the Forbearance Closing Date, and to be in form and substance satisfactory to Majority Lenders and the Administrative Agent.

SECTION 5.7.  No Materially Adverse Effect; etc.

(a) Except as described in the Disclosure Schedule attached as Schedule 6 hereto, no events or developments shall have occurred since December 29, 2000 which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

(b) On or prior to the Forbearance Closing Date, all necessary governmental and third party approvals and/or consents in connection with the Forbearance Transactions and the other transactions contemplated by the Forbearance Transaction Documents and otherwise referred to therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes materially adverse conditions upon the completion of the Forbearance Transactions or the other transactions contemplated by the Forbearance Transaction Documents or otherwise referred to therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying or making economically unfeasible the consummation of, the Forbearance Transactions or the other transactions contemplated by the Forbearance Transaction Documents or otherwise required to be consummated thereby.

SECTION 5.8.  Affiliate Transactions; Other Corporate Transactions.

(a) Affiliate Transactions. Since December 29, 2000, none of the Credit Parties shall have made any Restricted Payments or entered into, performed or completed any Affiliate Transactions, except the payments and transactions described in the Disclosure Schedule attached as Schedule 6 hereto.

(b) Other Corporate Transactions. Since December 29, 2000, none of the Credit Parties shall have (i) merged or consolidated with any other Person, or (ii) sold, transferred or otherwise disposed of all or any substantial part of its Property otherwise than in the ordinary course of business.

(c) Change of Control. No Change of Control shall have occurred since December 29, 2000.

SECTION 5.9.  Compliance with Warranties; No Other Defaults; etc.

The representations and warranties of the Borrower set forth in Article VI hereof shall have been true and correct in all material respects on and as of the date made; and, immediately after giving effect to the consummation of the Forbearance Transactions:

(a) such representations and warranties shall be true and correct in all material respects with the same full force and effect as if then made (except for any such representation or warranty that relates solely to a prior date); and

(b) except as otherwise described in the Disclosure Schedule attached as Schedule 6 hereto, no Defaults (other than Specified Events of Default) shall then be continuing.

SECTION 5.10.  Fees, Costs and Expenses. The Borrower shall have paid in full (a) to the Administrative Agent, for the pro rata account of the Lenders, on the Forbearance Effective Date, the Forbearance Fees payable pursuant to Section 7.1(a), and (b) to special counsel for the Administrative Agent, not later than April 30, 2001, all of the out-of-pocket costs and expenses of special counsel to the Administrative Agent incurred in connection with these matters from time to time from and after April 6, 2001 through and including April 30, 2001 and for which invoices shall have been submitted by special counsel for the Administrative Agent to the Borrower on or prior to April 30, 2001.

SECTION 5.11.  Forbearance Closing Certificate. The Administrative Agent shall have received (with copies for each Lender) signed originals of the Forbearance Closing Certificate, which shall be in or substantially in the form of Exhibit D attached to this Agreement, and which shall have been properly completed and duly executed and delivered to the Administrative Agent by or on behalf of the Borrower.

SECTION 5.12.  Opinions of Counsel. The Administrative Agent shall have received (with copies for each Lender) (a) from special counsel to the Borrower, a legal opinion, dated on or prior to Forbearance Closing Date, addressed to the Administrative Agent, and in or substantially in the form of Exhibit E attached hereto, and (b) from special counsel to the Parent Company, a legal opinion, dated on or prior to the Forbearance the Closing Date, addressed to the Administrative Agent, and in or substantially in the form of Exhibit F attached hereto.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and the Agents on and as of the date hereof, after giving effect to this Agreement, as follows:

SECTION 6.1.  Representations in Credit Agreement. Each of the representations and warranties made by or on behalf of the Borrower to the Lenders and the Agents in the Credit Agreement is true and correct in all material respects on and as of the date hereof after giving effect to this Agreement; except (a) as affected by the consummation of the transactions contemplated by the Loan Documents (including this Agreement); (b) to the extent that any such representation or warranty relates by its express terms solely to a prior date; and (c) as and to the extent otherwise disclosed to the Lenders and the Agents in the Disclosure Schedule attached to this Agreement as Schedule 6 (the "Disclosure Schedule"). After giving effect to this Agreement, no Defaults or Events of Default (other than Specified Events of Default) will be continuing under the Credit Agreement or any of the other Loan Documents, except as and to the extent otherwise disclosed to the Lenders and the Agents in the Disclosure Schedule attached hereto as Schedule 6.

SECTION 6.2.  Corporate Authority; etc. The execution and delivery by each Credit Party of each Forbearance Document to which it is a party, and the performance by each Credit Party of its agreements and obligations under each Forbearance Document to which it is party, have been duly and properly authorized by all necessary corporate or other action on the part of each of the Credit Parties, and do not and will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of any Credit Party, (b) any Contractual Obligation of any Credit Party, or (c) any Applicable Law.

SECTION 6.3.  Validity; etc. Each Forbearance Document has been duly executed and delivered by each Credit Party which is party thereto and constitutes the legal, valid and binding Obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. The Borrower hereby ratifies and affirms in all respects all of its Obligations to the Lenders and the Agents under all of the Loan Documents to which the Borrower is a party, each as modified hereby.

ARTICLE VII.  COVENANTS OF BORROWER

The Borrower covenants and agrees with each of the Lenders and the Agents, such covenants to remain in full force and effect and binding upon the Borrower at all times from and after the Forbearance Effective Date and until all of the Obligations shall have been paid in full and in cash, as follows:

SECTION 7.1.  Payments. The Borrower hereby absolutely and unconditionally promises to pay, punctually on the dates and at the times specified below, the following fees, costs, expenses and other sums:

(a) The Borrower shall pay to the Administrative Agent, for the pro rata account of each of the Lenders on April 30, 2001, non-refundable forbearance fees (collectively, the "Forbearance Fees") equal to 0.25% (i.e., 25 basis points) of the sum of (i) the aggregate amount of the Revolving Commitments of the Lenders in effect on and as of January 1, 2001, plus (ii) the aggregate principal amount of all of the Term Loans outstanding on and as of January 1, 2001.

(b) The Borrower shall pay to special counsel for the Administrative Agent, on April 30, 2001, all of the out-of-pocket costs and expenses of such special counsel referred to in Section 5.10(b) hereof.

(c) Without duplication of the amounts payable pursuant to paragraph (b) of this Section 7.1, all fees and out-of-pocket costs and expenses (including fees of consultants and legal fees and disbursements) incurred or sustained by the Agents or the Lenders from time to time from and after December 29, 2000 in connection with the "workout" of the Obligations, the discussion of possible waivers and forbearance, the preparation of forbearance term sheets, the preparation of Forbearance Documents and attention to the arrangements and transactions contemplated hereby and thereby shall be for the account of the Borrower and shall be payable by the Borrower to the Administrative Agent promptly, and in any event within five (5) Business Days, after demand by the Administrative Agent. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that neither Borrower, the Parent Company nor any Parent Affiliated Company shall be entitled to, or shall, receive or otherwise have access to any appraisal, recommendation, valuation report, memorandum or other advice or work product of any of such consultants or legal counsel engaged by (i) special counsel to the Administrative Agent, (ii) any other legal counsel for any of the Lenders or Agents, or (iii) any of the Lenders or Agents.

SECTION 7.2.  Use of Sub Debt Financing Proceeds. The Borrower shall use all Sub Debt Financing Proceeds for working capital and for other general corporate purposes that are not prohibited by the covenants and other provisions contained in the Credit Agreement or this Agreement.

SECTION 7.3.  Financial Covenants. The Borrower shall at all times during the Forbearance Period comply with and observe each of the financial covenants of the Borrower set forth in Schedule 7 attached hereto.

SECTION 7.4.  Additional Financial Information; etc. From and after the date hereof and until all of the Obligations are paid in full and in cash, the Borrower covenants as follows:

(a) The Borrower shall furnish to the Agents and the Lenders:

(i) on Wednesday of each week, beginning Wednesday, May 2, 2001, a written cash flow forecast and budget for the thirteen (13) consecutive weeks beginning on Monday of the week during which such forecast and budget are required to be furnished to the Agents and the Lenders, together with a written statement of the daily cash receipts, daily cash disbursements and actual cash flows for the immediately preceding week;

(ii) on the 20th day or, if such day is not a Business Day, on the first Business Day thereafter) of each calendar month, beginning with the month of May, 2001, a written statement as of the last day of the immediately preceding calendar month showing an aging of all accounts payable of the Borrower and its Subsidiaries as of the close of such immediately preceding calendar month; and

(iii) such other reasonably detailed information pertaining to the Borrower and its Subsidiaries, the Sale of the Borrower, the Borrower's engagement of a financial consultant or investment banker, and the continuing efforts of such consultant or investment banker to sell the Borrower, as the Administrative Agent or Majority Lenders may from time to time request, subject to such reasonable limitations, if any, as the Borrower's financial consultants and investment bankers shall deem, in their reasonable professional judgment, to be necessary in order to provide for an orderly and efficient sale process.

All of such financial information shall be presented in such detail and shall be in such written form as shall be satisfactory to the Administrative Agent and Majority Lenders.

(b) Upon any Responsible Officer of the Borrower first obtaining knowledge thereof, the Borrower shall give written notice (accompanied by a reasonably detailed explanation with respect thereto) promptly to the Administrative Agent and to each Lender of:

(i) the occurrence of any Termination Event;

(ii) the termination, cancellation or rescission of the Morgan Stanley Engagement Letter, the termination of Morgan Stanley's efforts to implement a Sale of the Borrower, or any material change in Morgan Stanley's engagement under the Morgan Stanley Engagement Letter; or

(iii) any material amendment or modification of the Morgan Stanley Engagement Letter, provided, however, that the Borrower shall not have any obligation under this paragraph (b) to give written notice of, or otherwise to disclose, that part of any amendment or modification that pertains to the fee arrangements or indemnification arrangements between the Borrower and Morgan Stanley.

SECTION 7.5.  Access to Financial Information, etc. From and after the date hereof and until all of the Obligations are paid in full and in cash, the Borrower covenants as follows:

(a) The Borrower shall, at all times after reasonable advance notice to the Borrower, give to the Agents, the Lenders, their representatives and any financial or other consultants from time to time engaged by or on behalf of the Agents and Lenders access during normal business hours to (i) the offices and Properties, and the books and records, of the Borrower and its Subsidiaries, and (ii) the officers of the Borrower and the Independent Public Accountant. For purposes of this paragraph (a), advance notice may be given to the Borrower by any of the Lenders or Agents in person, by telephone or in writing, and any such advance notice shall be deemed to be reasonable if so given to the Borrower not less than two (2) Business Days prior to the day on which any such access is sought. With regard to the activities of the Borrower and its financial consultants and investment bankers with respect to the efforts to complete a Sale of the Borrower, the Borrower shall at all times cooperate fully, and authorize and instruct the Independent Public Accountant and the Borrower's financial consultants and investment bankers to cooperate fully, with the Lenders, the Agents and each financial or other consultant engaged by or on behalf of the Agents or the Lenders. It is understood and agreed that the Borrower and its representatives, and also the Parent Company and its representatives, shall be entitled to be present during any meeting, telephone conference call or other communication between the Borrower's Independent Public Accountant, financial consultants or investment bankers, on the one hand, and the Lenders, the Agent and their representatives, on the other hand.

(b) The full cooperation referred to in the immediately preceding paragraph (a) of this Section 7.5 shall include, without limitation, periodic updates and status reports (which shall not be less frequent than bi-weekly) from the financial consultants and investment bankers engaged by the Borrower, regarding their activities with respect to the efforts to complete a Sale of the Borrower, which updates and status reports shall include such reasonably detailed information regarding due diligence requests from interested parties, indications of interest from interested parties, proposals, offers, and possible deal structures, as the Administrative Agent or Majority Lenders may from time to time request, subject to such reasonable limitations, if any, as the Borrower's financial consultants and investment bankers shall deem, in their reasonable professional judgment, to be necessary in order to provide for an orderly and efficient sale process.

SECTION 7.6.   Milestone; etc.

(a) The Borrower shall at all times during the Forbearance Period continue its efforts in good faith to complete a Sale of the Borrower.

(b) The Borrower shall at all times during the Forbearance Period continue the engagement of Morgan Stanley or another investment banking firm of similar national standing to provide advice and assistance to the Borrower in connection with the Sale of the Borrower.

(c) The Borrower shall take all steps necessary to ensure that, not later than July 31, 2001, the Borrower shall have entered into a binding purchase and sale agreement covering the purchase of the Borrower or (as the case may be) the purchase of all or substantially all of the assets and Properties of the Borrower as a going concern, subject only to approval by the stockholders of the Borrowers and the purchaser, to the extent necessary, and to any required approvals of any Governmental Authority. Immediately upon the signing of such an agreement, the Borrower shall furnish to the Lenders and the Agents true and complete copies thereof.

SECTION 7.7.   No Termination of IDG Loan Commitments; etc. The Borrower hereby agrees with the Administrative Agent and the other Lenders and Agents that, from and after the date of this Agreement and until all of the Obligations shall have been paid in full, the Borrower will not do, cause to be done or otherwise enter into any agreement to do, any of the following:

(a) take any action, or otherwise cause or permit any action to be taken, that will result in the cancellation, termination, compromise, rescission, forgiveness, release, reduction or waiver of any of the obligations or liabilities of the Parent Company under or with respect to the IDG Commitment Agreement, the IDG Loan Commitments (as defined in the IDG Commitment Agreement), or the IDG Sub Loan Agreement, except (in any case) as a result and to the extent of each of the Subordinated Loans (as defined in the IDG Commitment Agreement) actually made by the Parent Company from time to time after the date hereof; or

(b) terminate, cancel, rescind, reduce, amend or otherwise modify any of the provisions of the IDG Sub Loan Agreement or the IDG Sub Notes.

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ARTICLE V. PROVISIONS OF GENERAL APPLICATION

SECTION 8.1.  No Other Changes. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement and each of the other Loan Documents, and all of the rights and remedies of the Lenders and the Agents thereunder, shall remain unaltered.

SECTION 8.2.  Other Provisions. This Agreement is the only agreement among the Borrower, the Lenders and the Agents with respect to the forbearance arrangements and supersedes all prior term sheets, letters of intent and other communications (whether written or oral) with respect to the subject matter hereof. This Agreement, the IDG Commitment Agreement, the IDG Subordination Agreement and the other Forbearance Documents are Loan Documents for all purposes of the Credit Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

SECTION 8.3. Waiver of Trial by Jury. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER FORBEARANCE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 8.3 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER FORBEARANCE DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER FORBEARANCE DOCUMENTS.

SECTION 8.4. Timely Satisfaction of Conditions Precedent. Except as and to the extent that Majority Lenders shall otherwise from time to time agree in writing with the Borrower, this Agreement shall terminate, and shall have no force or effect whatsoever, unless (a) the Administrative Agent shall have received, by the Borrower's close of business on May 7, 2001, a signed original of the Forbearance Closing Certificate duly executed and delivered by or on behalf of the Borrower, and (b) all of the other conditions precedent set forth in Article V hereof shall have been (i) satisfied in all material respects by the Borrower's close of business on May 7, 2001, or (ii) expressly otherwise waived by Majority Lenders in writing. The Obligations of the Borrower under Section 7.1 hereof shall survive termination pursuant to the foregoing sentence of this Section 8.4, and, upon termination of this Agreement in accordance with the foregoing sentence of this Section 8.4, the Borrower shall be and remain obligated to make the payments required by Section 7.1 hereof.

SECTION 8.5. Time of Essence of this Agreement, etc. The parties hereto hereby acknowledge that time is of the essence of this Agreement. This Agreement shall be null and void for all purposes unless the Administrative Agent shall receive from the Borrower, not later than the close of business in Boston, Massachusetts on April 30, 2001, ten (10) signed originals of this Agreement duly and properly executed and delivered by the Borrower.

SECTION 8.6. Confidentiality. With respect to any information (a) pertaining to the Borrower's engagement of Morgan Stanley or any other financial consultant or investment banker engaged by the Borrower or the continuing efforts of Morgan Stanley or any such other consultant or investment banker, or (b) pertaining to any appraisal, recommendation, valuation report, memorandum or other advice or work product concerning the Borrower or concerning any of the other matters described in clause (a) of this Section 8.6 that is prepared by any consultant engaged by any of the Lenders or Agents or by any of their special counsel, the Agents and the Lenders hereby agree to hold such information as confidential upon the terms and subject to the conditions contained in Section 11.8 of the Credit Agreement.

SECTION 8.7. Delivery by Telecopier. Delivery of the signature pages to this Agreement by telecopier shall be effective as delivery of manually executed counterparts of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this FORBEARANCE AND AMENDMENT AGREEMENT to be executed and delivered by their respective authorized officers as of the date first above written.

The Borrower:

HUNGRY MINDS, INC.

By: /s/ John M. Harris

Name: John M. Harris

Title: Chief Financial Officer

The Agents and the Lenders:

FLEET NATIONAL BANK, as the

Administrative Agent, the Issuing Lender

and a Lender

By: /s/ Virginia W. Dennett

Name: Virginia W. Dennett

Title: Senior Team Leader

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as the
Syndication Agent and a Lender

By: /s/

Name:

Title:

BANK ONE, as the Documentation Agent and a Lender

By: /s/

Name:

Title:

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By: /s/

Name:

Title:

CITY NATIONAL BANK, as a Lender

By: /s/

Name:

Title:

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/

Name:

Title:

ALLFIRST BANK, as a Lender

By: /s/

Name:

Title: